Exhibit 10.365

ASSIGNMENT AND ASSUMPTION
OF AGREEMENT OF PURCHASE AND SALE

(1309 and 1331 West Morehead Street and

811 and 829 South Summit Avenue, Charlotte, NC)

This Assignment and Assumption of Agreement of Purchase and Sale (this “Agreement”), dated as of November 24, 2015 (the “Effective Date”), is made by and between ArchCo Residential LLC, a Delaware limited liability company (“ArchCo”), and BR ArchCo Morehead, LLC, a Delaware limited liability company (“BRAM”).

Recitals

This Agreement is made with respect to the following facts:

A.           ArchCo is the Purchaser under that certain Agreement of Purchase and Sale dated as of April 14, 2015 (the “Original Agreement”) with Southern Apartment Group-49, LLC, a North Carolina limited liability company, as Seller, with respect to the real property located at 1309 and 1331 West Morehead Street and 811 and 829 South Summit Avenue, Charlotte, North Carolina (the “Property”), as more particularly described on Exhibit A attached to this Agreement.

B.           ArchCo and Seller entered into the Amendment to Agreement of Purchase and Sale dated as of June 8, 2015 (the “First Amendment”), the Second Amendment to Agreement of Purchase and Sale dated as of June 26, 2015 (the “Second Amendment”), the Third Amendment to Agreement of Purchase and Sale dated as of June 30, 2015 (the “Third Amendment”), and the Fourth Amendment to Agreement of Purchase and Sale dated as of November 24, 2015 (the “Fourth Amendment”). The Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment is referred to as the “Purchase Agreement.” All capitalized terms used but not otherwise defined in this Agreement shall have the meaning for such terms set forth in the Purchase Agreement.

C.           ArchCo desires to assign its rights and obligations under the Purchase Agreement with respect to the Property to BRAM and BRAM desires to assume ArchCo’s rights and obligations under the Purchase Agreement with respect to the Property.

Agreement

In consideration of the premises and the mutual benefits to be derived from this Agreement and the respective covenants and representations, warranties, agreements, indemnities and promises set forth below, the parties, intending to be legally bound, agree as follows.

1.          Assignment. ArchCo irrevocably grants, bargains, sells, assigns and otherwise transfers and delivers to BRAM, and its successors and assigns, all rights and obligations of Purchaser under the Purchase Agreement excluding only representations and warranties made by Purchaser under the Purchase Agreement to the extent made as of the Agreement Date (the “Assumed Rights and Obligations”).

2.          Acceptance by BRAM. BRAM accepts and assumes the Assumed Rights and Obligations.

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3.          Indemnification.

a.           ArchCo shall indemnify, defend, protect and hold harmless BRAM from and against all claims, damages, losses, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses to the extent the same arise before the Effective Date with respect to Purchaser’s obligations under the Assumed Rights and Obligations.

b.           BRAM shall indemnify, defend, hold harmless ArchCo from and against any and all claims, damages, losses, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses to the extent the same arise on or after the Effective Date with respect to Purchaser’s obligations under the Assumed Rights and Obligations.

4.          Attorneys’ Fees. If either party employs attorneys to enforce any of the provisions of this Agreement, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection with the enforcement action.

5.          Counterparts. This Agreement and the attached Consent of Seller may be executed in counterparts; each such counterpart shall be deemed an original; and all counterparts so executed shall constitute one instrument and shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

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ArchCo and BRAM have executed this Agreement as of the Effective Date.

ARCHCO:

ArchCo Residential LLC,
a Delaware limited liability company

By:	/s/ Neil T. Brown

Name:	Neil T. Brown
Title:	Authorized Signatory

BRAM:

BR ArchCo Morehead, LLC,
a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

Exhibit A

Legal Description of the Property

Lying and being in Mecklenburg County, North Carolina, and more particularly described as follows:

PARCEL 1

BEGINNING at a point located at the intersection of the southern margin of the right-of-way of West Morehead Street and the eastern margin of the right-of-way of South Summit Avenue, thence from said Beginning point and with the eastern margin of the right-of-way of South Summit Avenue S 11-45 W. 220.0 ft. to an iron located beneath the pavement in the northern margin of the Piedmont and Northern Railroad right-of-way; thence with said right-of-way in two courses and distances as follows: (1) S. 78-15 E. 83.45 ft. to a point; (2) with the arc of a circular curve to the left having a radius of 465.84 ft., a chord bearing and distance of N. 85-52-47 E. 254.39 feet and an arc distance of 257.66 ft. to an iron located beneath the pavement in the western margin of a paved 20 ft. alley way; thence with the western margin of said alley way N. 03-10-25 W. 195.06 ft. to an iron pipe located in the southern margin of the right-of-way of West Morehead Street; thence with said margin of West Morehead Street and with the arc of a circular curve to the right having a radius of 1263.11 ft., a chord bearing and distance of N. 86-02-44 W. 280.50 ft. and an arc distance of 281.08 ft. to the point and place of BEGINNING; containing 1.5544 acres; as shown on a survey by R. B. Pharr & Associates, P.A., dated October 4, 1999, and being Lot 1 in Block D of Wesley Heights as shown on a map recorded in Map Book 3 at Page 540 in the Office of the Register of Deeds for Mecklenburg County, North Carolina.

PARCEL 2

BEGINNING at an iron stake in the easterly margin of South Summit Avenue and the southerly margin of the P. and N. right of way, said point of beginning being S. 11-45 W. 245 feet from the southerly margin of West Morehead Street, thence, along the easterly margin of South Summit Avenue S. 11-45 W. 145 feet to a point in the northerly margin of Bryant Street; thence, along the northerly margin of Bryant Street, S. 78-15 E. 84.69 feet, to an iron stake and a point of curve; thence, with the arc of a circular curve to the left of radius of 1146.28 feet, a distance of 333.11 feet, to an iron stake in the northerly margin of Bryant Street and the westerly margin of a twenty foot alley; thence, with the westerly line of said alley N. 12-57 W. 183.51 feet to a point in the westerly margin of said alley and southerly margin of P. and N. right of way; thence, along the southerly margin of said right of way and with the arc of a circular curve to the right of radius 490.84 feet, a distance of 247.64 feet, a bearing and chord of S 85-12-08 W 245.01', to a point on curve on said right of way; thence, along the southerly margin of P. and N. right of way N. 78-15 W. 101.59 feet to the point and place of BEGINNING, said lot being designated as Lot 2, Block D, Wesley Heights, as shown in Map Book 3, Page 540, of the Mecklenburg County Public Registry, North Carolina.

PARCEL 3

BEGINNING at a #4 rebar located on the northern margin of Bryant Street at the southeast corner of the property of Southern Apartment Group-49, LLC (Deed Book 28056, Page 975); thence N. 12-57-00 W. 183.51’ to a #4 rebar; thence along a curve to the right, with a radius of 490.84, an arc of 10.07’, and bearing and chord of S 70-09-42 W. 10.07’, to a computed point; thence S. 12-57-00 E. 186.09’ to a computed point, located on the northern margin of Bryant Street; thence with the northern margin of Bryant Street, along a curve to the left, with a radius of 1146.28’, an arc of 10.09’, and bearing and chord of S. 84-50-51 W. 10.09’ to the point and place of BEGINNING, containing 0.042 acres, more or less.

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PARCEL 4

BEGINNING at a nail in the Eastern margin of S. Summit Avenue, said point being located S. 11-45-00 W. 220.00’ from a nail in the sidewalk located at the intersection of the Eastern margin of S. Summit Avenue and the Southern margin of West Morehead Street; thence running with Lot #1, Block D, Map Book 3, Page 540 (Mecklenburg County Registry) S. 78-15-00 E. 83.45’ to a point; thence continuing with Lot #1, along a curve to the left having a radius of 465.84’, an arc length of 257.66’, a chord of 254.39’ and bearing of N. 85-52-47 E. to an old iron pipe; thence S. 06-46-31 E. 26.14’ to a #4 rebar located at the northeasternmost corner of Lot #2-A, Map Book 3, Page 540; thence with the Northern boundary line of said Lot #2-A, along a curve to the right having a radius of 490.84’, an arc length of 247.63’, a chord of 245.01’ and a bearing of S. 85-12-08 W. to a point; thence continuing with Lot #2-A, N. 78-15-00 W. 101.59’ to a nail along the Eastern margin of S. Summit Avenue; thence with the margin of S. Summit Avenue, N 11-45-00 E. 25.00’ to the point and place of BEGINNING, containing 0.201 acres, more or less, as shown on a survey by Robert J. Dedmon Dated February 6, 2013.

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